UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to (§)240.14a-12

GameStop Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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VOTE ON THE BLUE PROXY CARD

GameStop Recommends Stockholders Vote the BLUE Proxy Card to Support ALL

of GameStop’s Independent, Experienced and Highly Qualified Directors

GameStop Possesses the Right Team Advancing an Innovative Business Plan

The Dissident Stockholders Rejected Another Reasonable Settlement Offer and Persist in Pushing Poorly Qualified Nominees

GRAPEVINE, Texas, June 1, 2020 (GLOBE NEWSWIRE) — GameStop Corp. (NYSE: GME) (the “Company”) today issued a letter to stockholders affirming that GameStop possesses a stable, comprehensively skilled and experienced Board that is successfully advancing the Company’s innovative business transformation plan, GameStop Reboot, to enhance long-term value for all stockholders. The letter notes that Hestia Capital Partners, LP and Permit Capital Enterprise Fund, LP’s campaign distracts from leadership’s ability to continue to execute its strategic turnaround plan and deliver returns to all stockholders. The letter urges stockholders to use the BLUE proxy card to vote “FOR ALL” of GameStop’s 10 highly qualified director nominees in connection with the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. CT on June 12, 2020.

June 1, 2020

Dear GameStop Stockholders,

Our June 12, 2020 Annual Meeting of Stockholders is swiftly approaching. Instead of choosing to engage constructively, Hestia Capital Partners, LP and Permit Capital Enterprise Fund, LP (“Hestia Capital” and “Permit Capital” and collectively, the “Dissident Stockholders”) continue to attempt to remove two highly qualified independent directors from your thoughtfully and comprehensively refreshed Board. GameStop’s Board believes that the Dissident Stockholders’ efforts to remove these directors seriously jeopardize our ability to continue successfully executing the Company’s innovative business turnaround plan, GameStop Reboot, which is being implemented to enhance long-term value for ALL stockholders.

We have made multiple attempts this year to avoid a costly proxy battle with the Dissident Stockholders. Last Friday, your Board once again attempted to resolve the proxy battle, offering a generous settlement proposal to the Dissident Stockholders, as outlined in greater detail below. Our thoughtful offer was summarily rejected, even though our offer would have provided the Dissident Stockholders with a “stockholder representative,” which has been the central theme of their campaign. The Dissident Stockholders’ refusal to engage with your Board to avoid a proxy fight suggests they are only motivated by their own self-serving agenda.

Your Board urges you to protect and support GameStop’s progress by using the BLUE proxy card to vote “FOR ALL” of GameStop’s 10 director nominees and discarding any White proxy card you may receive from the Dissident Stockholders.

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

The Right Team is Driving Results for GameStop’s Stockholders

GameStop possesses a highly qualified, independent Board of Directors that has been thoroughly refreshed within the last two years. Since 2018, GameStop has added six new independent directors, including two directors added under a cooperation agreement with the Dissident Stockholders. The refreshed Board thoughtfully recruited a new executive leadership team in 2019 – including Chief Executive Officer, George Sherman – that has guided successful retail business transformations and is capable of leading GameStop’s turnaround and enhancing long-term value for ALL stockholders.

GameStop’s recent and comprehensive refreshment of its Board and management team is already driving the Company’s upward trajectory.i

Together, GameStop’s refreshed Board and management team have paired our longer-tenured directors’ institutional knowledge with our new directors’ and executives’ fresh perspectives to create, implement and execute a carefully considered strategic plan that is delivering quantifiable results. The market’s judgment of this refreshed Board and management team and its innovative plan is clear: since we announced “GameStop Reboot,” our Total Shareholder Return (TSR) has outperformed both our proxy peer group and the Russell 2000 index.

Implementing GameStop Reboot has further strengthened the Company; initial execution of the plan has established a prudent capital allocation strategy, reinforced the Company’s balance sheet, optimized operations by improving inventory, reduced debt, and generated increased financial flexibility. Due to the refreshed Board and management’s prudent foresight, GameStop has proven well-positioned to withstand the market pressures arising from the COVID-19 pandemic and continue to protect stockholder value.

In contrast, the Dissident Stockholders’ director nominees simply do not possess the requisite skillsets or substantial relevant experience to operate a global public company like GameStop, let alone help the Board continue to advance the Company’s business transformation plan.

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

×	Messrs. Kurtis Wolf and Paul Evans possess extremely limited public company experience and no large multi-national company experience

×	Messrs. Wolf and Evans possess no retail experience, video game experience, or omni-channel experience

×

Careers in treasury or portfolio management do not add value to a Board that already has directors with strong financial and operational experience, in addition to the retail, video game, omni-channel, and public company management and board experience that Messrs. Wolf and Evans lack

Despite the clear disparity in qualifications between the Dissident Stockholders’ nominees and the directors nominated by your Board, we have made significant efforts to reach a reasonable resolution and save stockholders the distraction and cost of an unnecessary proxy fight. As recently as last Friday, we made another settlement offer to the Dissident Stockholders, offering to appoint either Paul Evans or Permit Capital’s founder, John Broderick, to join your Board and to reimburse the Dissident Stockholders for reasonable expenses incurred in the course of their approach. However, the Dissident Stockholders rejected this most recent generous offer that would have placed the “stockholder representative” that they believe is needed on your Board, apparently preferring to seek disproportionate influence over your Board in a self-serving campaign rather than engage constructively for the benefit of ALL stockholders. It is clear that the Dissident Stockholders do not actually want a stockholder representative on your Board—they only care about adding Hestia Capital’s founder, Kurtis Wolf, to your Board so that he can reward himself at the cost of all of GameStop’s other stockholders.

Stockholders should question the Dissident Stockholders’ ultimate motivations. The combination of their self-serving, misguided and reckless capital allocation demands as well as their refusal to consider reasonable settlement offers demonstrate that they do not understand GameStop’s business and operations, and that they do not prioritize the interests of all stockholders above their own. Your Board, in contrast, is driven by our commitment to represent the interests of ALL stockholders. Your Board has provided direct oversight of GameStop Reboot, improving the Company’s performance for the benefit of all stockholders, and refreshed both your Board and management team pursuant to direct stockholder feedback, in order to implement an effective and progressive business transformation plan.

GameStop’s thoroughly refreshed and highly qualified Board sincerely believes that the continued execution of GameStop Reboot by the Company’s new management team under the experienced Board’s guidance will build upon the progressive change that it is already delivering, and transform the Company to drive substantial, long-term value for ALL stockholders.

The Choice is Clear- Please VOTE on the BLUE Proxy Card

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF YOUR BOARD’S 10 NOMINEES USING THE ENCLOSED BLUE PROXY CARD.

Vote your shares FOR ALL of the 10 director nominees proposed by your Board, via the Internet or telephone or by mail by promptly marking, signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope.

Please discard and do not vote any White proxy card sent to you by the Dissident Stockholders. If you have already voted using a White proxy card sent to you by the Dissident Stockholders, you can revoke it by voting the BLUE proxy card as described above via Internet, telephone or by mail.

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

No matter how many shares you own, your vote is extremely important. Please act today and make your voice heard regarding the future of the Company by supporting your Board and management team.

We believe that GameStop’s highly qualified and experienced Board of Directors is best-positioned to oversee the continued successful execution of GameStop’s Reboot plan and deliver substantial value to

ALL of our stockholders. On behalf of the Board of Directors and our management team, thank you for your continued support and your investment in GameStop.

Sincerely,

GameStop Corporation

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2020, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, the GameStop Reboot plan, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2020 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the GameStop Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; the impact of the COVID-19 outbreak on capital markets and our business; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, COVID-19, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages; disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2020. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (the “10-K”) filed with the SEC and available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Additional Information

On April 28, 2020, the Company filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the SEC in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The definitive proxy statement is also being mailed to the Company’s stockholders beginning on or about April 28, 2020. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website, http://news.gamestop.com/home.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting can be found in the definitive proxy statement filed on April 28, 2020 and the 10-K, each of which is available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com.

Media Contact:

Phil Denning, ICR Inc.

(646) 677-1258

Phil.Denning@icrinc.com

Investor Contact:

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

About GameStop

GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,500 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company’s consumer product network also includes www.gamestop.com and Game Informer® magazine, the world’s leading print and digital video game publication. General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

[i]

From Sept. 12, 2019 through May 19, 2020. Peers Include: Abercrombie & Fitch, Bed Bath & Beyond, Ascena Retail Group, Designer Brands, Nordstrom, Dick’s Sporting Goods, Signet Jewelers Limited, Michaels Companies, Urban Outfitters, Gap, Office Depot and Williams-Sonoma

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope